Exhibit 3.73

THE COMPANIES LAW (2011 REVISION)
OF THE CAYMAN ISLANDS
COMPANY LIMITED BY SHARES

Amended and Restated
ARTICLES OF ASSOCIATION
OF
ENSCO GLOBAL LIMITED

(Amended and Restated by Special Resolution dated 21 November 2011)

1 **Interpretation**

1 1 In these Articles Table A in the First Schedule to the Statute does not apply and, unless there is something in the subject or context inconsistent therewith

"Articles"	means these articles of association of the Company
"Auditor"	means the person for the time being performing the duties of auditor of the Company (if any)
'Company"	means the above named company
"Directors"	means the directors for the time being of the Company
"Dividend"	includes an interim dividend
"Electronic Record"	has the same meaning as in the Electronic Transactions Law
"Electronic Transactions Law"	means the Electronic Transactions Law (2003 Revision) of the Cayman Islands
"Member"	has the same meaning as in the Statute
"Memorandum"	means the memorandum of association of the Company
"Ordinary Resolution"	means a resolution passed by a simple majority of the Members as, being entitled to do so, vote in person or, where proxies are allowed, by proxy at a general meeting and includes a unanimous written resolution In computing the majority when a poll is demanded regard shall be had to the number of votes to which each Member is entitled by the Articles

REGISTRAR OF COMPANIES
EXEMPTED
CAYMAN ISLANDS

"Register of Members"	means the register maintained in accordance with the Statute and includes (except where otherwise stated) any duplicate Register of Members
"Registered Office"	means the registered office for the time being of the Company
"Seal"	means the common seal of the Company and includes every duplicate seal
"Share" and "Shares"	means a share or shares in the Company and includes a fraction of a share
"Special Resolution"	has the same meaning as in the Statute, and includes a unanimous written resolution
"Statute"	means the Companies Law (2011 Revision) of the Cayman Islands
"Subscriber"	means the subscriber to the Memorandum
"UK"	means the United Kingdom of Great Britain and Northern Ireland

1 2 In these Articles

(a) words importing the singular number include the plural number and vice versa,

(b) words importing the masculine gender include the feminine gender,

(c) words importing persons include corporations,

(d) "written" and "in writing" include all modes of representing or reproducing words in visible form, including in the form of an Electronic Record;

(e) references to provisions of any law or regulation shall be construed as references to those provisions as amended, modified, re-enacted or replaced from time to time,

(f) any phrase introduced by the terms "including", "include", "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms,

(g) headings are inserted for reference only and shall be ignored in construing these Articles, and

(h) Section 8 of the Electronic Transactions Law shall not apply

2 Commencement of Business

2 1 The business of the Company may be commenced as soon after incorporation as the Directors shall see fit

NGM/653602/22203526v2

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2 2 The 011-ectors may pay, out of the capital or any other monies of the Company. all expenses incurred In or about the formation and establlshmerit of the Company, including the expenses of registration 3 Issue of Shares 3 1 SubJect to the provisions, 1f any, In the Memorandum (and to any dIrectIon that may be gNen by the Company In general meeting) and Without prejudice to any rights attached to any existing Shares, the Directors may allot, issue, grant options over or olherwlse dispose of Shares (Includ1ng fractions of a Shere) with or without preferred, def81Ted or other nghts or restrIctIons, wflether ,n regard lo Dividend, voting, return of capital or olherw,se and to such persons, at such times and on such other terms as they think proper Notwithstanding the foregoing, the Sub&cnber shall have the power to (a) issue one Shara to itself, (b) llansfer that Shere by an instrument of transfer to any person, and (c) update the Register of Members In respect of the issue and lransfer of that Share 3 2 The Company shaJI not issue Shares to bearer 4 Register of Members The Company shall maintain or cause to be maintained lhe RegIs1er of Members 5 Closing Register of Members or Fixing Record Date 5 1 For the purpose of detemuning Members entitled to not,ce of, or to vote at any meeting of Members or any adJOumment thereof, or Members ent1Ued to recerve payment of any Dividend, or m order to make a determination of Members for any other purpose, lhe Directors may provide that the Register of Members shall be closed for transfers for a slated period which shall not m any case exceed forty days If the Register of Members shall be closed for the purpose of determrnIng Members entitled to noltce of, or to vote at, a meeting of Members the Register of Members shaH be dosed for at least ten deys lmmedletely preceding the meeting 5 2 In lieu of, or apart from closlng the Register of Members, the Directors may fix m advance or arrears a date as the record date for any such detem11nat10n of Members entitled to notrce of. or to vote at any meeting of the Members or any adjournment thereof, or for the purpose of determining the Members ent1Ued to receive payment of any D1v1dend or In order to make a determ1nat1on of Members for any other purpose 5 3 If the Register of Members Is not so closed and no record date ,s fixed for the detennlnallon of Members enbtled to notice of, or to vote al a meeting of Members or Members entitled to receive pa~ent of a Dividend, the date on which notice of the meeting Is sent or the date on which the resolution of the Directors dedanng such Dividend Is adopted, as the case may be, .shall be the record date for such determination of Members When a determination of Members entitled to vote at any meeting of Members has been made as provided In th,s Article, such determination shan apply to any adjournment thereof NGM/853802/22203528v2 3

6 Certificates for Shares 6 1 A Member shall only be entitled to e share certificate if the Directors resolve that share certificates shall be issued Shere certificates representing Shares, 1f any, shaff be In such form as the Directors may determine Share cert11!eates shall be signed by one or more Directors or other person authonsed by the D1recton The Directors may authonse certificates to be issued with the authorised signature(s) affixed by mechanical process. All cert1fioates for Shares shall be consecutively numbered or otherwise tdent1fied and shall speedy the Shares lo which !hey relate All certificates surrendered to the Company for transfer shall be cancelled and subJect to lhese Articles no new cen,flcate shall be issued until the former certificate representing a 111\e number of relevant Shares shaft have been surrendered and cancelled 6 2 The Company shall not be bound to issue more than one certificate for Shares held J()lnUy by more than one person and delNety or a certificate to one 101nt holder shall be a suff1C1ent delNery to all of them 6 3 If a share certificate 1s defaced, worn oul, tost or de1;troyed, ,t may be renewed on sueh tenns (1f any) as to evldence and indemnrty and on the payment of such expenses reasonably 111curred by the Company m investigating evidence. as the Directors may prescnbe, and {in the case of defacement or weanng out) upon delivery of the old certlRcate 7 Transfer of Shares 7 1 Subject to Art!Cle 3 1, Shares are transferable subject to the consent cf the Directors who may, m their absolute discretion, dechne to register any transfer of Shares Without giving any reason Ir the Directors refuse to register a transfer they shall notify the transferee within two months of such refusal 7 2 The instrument of transfer of any Share shall be In wntlng end shall be executed by or on behalf of the transferor (and If the Directors so require, signed by the transferee) The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered 1n the Register of Members 8 Redemption and Repurchase of Sflares 6 1 SubJect to the prov1sIons of the Statute the Company may issue Shares that are to be redeemed or are lfable to be redeemed at the option of the Member or the Company The redemption of such Shares shall be effected in SL/Ch manner as the Company may, by SpeGJal ResolutJon, determine before the issue of the Shares 8 2 Subject lo the provisions of the Statute, the Company may purchase ,ts own Shares (including any redeemable Share&) pl'OVlded that the Members shall have approved the manner of purchase by Ordinary Resolullon a 3 The Company may rnake a payment ,n respect of the redemption or purchase of its own Shares 1n any manner permitted by the Statute, including out of cap,tal 9 Variation of Rights of Shares 9 1 If at any lime the share capital of the Company 1s drv1ded info different classes ot Shares, the nghts attached to any class (unlen otherwise provided by the terms of issue or lhe Shares of that NGW853602/2220JS25v2 ,4 class) may, whether or not the Company Is being wound up, be vaned with the consent in wnting of the holders of lhree~uarters of the rssued Shares of that class, or wrth the sanction of a Special Resolution passed at a general meeting of the holders of the Shares of that class 9 2 The prov,srons of these Articles relating to general meetings shall apply to every class meeting of the holders of one dass of Shares except that the necessary quorum shall be one person holding or represenbng by proxy at least one third of the issued Shares of the class and that any holder of Shares of the class present 1n person or b'f proiry may demand a pell 9 3 The nghts conferred upon the holders of the Shares of any class issued with preferred or other nghts shall not, unless otherwise expressly provided by the terms or Issue of the Shares of that class, be deemed lo be vaned by the creation or issue of further Shares ranking pan passu therewith 10 Commission on Sale of Shares The Company may, rn so far as lhe Statute permits, pay a commrsslon lo any person in consrderatlon of his subscnblng or agreetng to subscnbe whether absolutely or conditionally for any Shares of the Company Such commissions may be satisfied by the payment of cash and/or the rssue of fully or partly paid-up Shares The Company may also on any rssue of Shares pay such brokerage as may be lawful 11 Non Recognition of Trusts The Company shall not be bound by or compelled to recognrse rn any way (even when notrtled) any equitable, contingent, future or partial Interest in any Share, or (except only as 1s otherwise provided by these Articles or the Statute) any other rights 1n respect of any Share other than an absolute nght lo the enhrety thereof rn the regrstered holder 12 Lien on Shares 12 1 The Company shall have a nrst and paramount hen on all Shares (wl'ether fully paid-up or not) registered In the name of a Member (whether solely or 1omtly with others) for all debts, heb1!1tles or engagements to or wrth the Company (whether presently payable or not} by such Member or his estate, either alone or 101ntly w,th any other parson, whether a Member or nol, but the OlrectOl'S may at any bme declare any Share to be wholly or in part .iJCempt from Iha provrsrons of thrs Arbela The regrsiratron of a transfer of any such Share shall operate as a warver of the Company's lien thereon The Company-s hen on a Share shall also extend to any amount payable in respect of that Share 12 2 The Company may sell, rn such manner as the Directors think fit, any Shares on which the Company has a lien, rf a sum in respect of whrch the Hen exrsts rs presently payable, end 1s not pard wlthrn fourteen clear days after notice has been given to the holder or the Shares, or to the person entitled lo rt 1n consequence of the death or bankruptcy of the holder, demandrng payment and stating that rf the notice 1s not compiled wrth the Shares may be sold 12 3 To give effeci to any such sale the Directors may authonse any person to exscule an rnstrument of transfer of the Shares sold to, or ,n accordance with the directions of, the purchaser The purchas8f or his nominee shall be registered as Iha holder of the Shares comprised in any such transfer, and he shall not be bound to see to the apphcatton of the purchase money, nor shall hrs title to the Shares be affected by any rrregulanty or rnvahdrty 1n the sare or the exercise of the Company's power of sale under these Articles NGM1653602122203525v2 5

12 4 The net proceeds of such sale after payment of co&ts, shall be applied in payment of such part of the amount 1n respect of which the lien exists as 1s presently payable and any residue shall (subJeet to a like hen for sums not presently payable as eX1sted upon the Shares before the sale) be paid to the person entitled to the Shares at the date of the sale 13 Call on Shares 13 1 SubJecl to the terms of the allotment the Directors may from !Jme to time make calls upon the Members In respect of any monies unpaid on their Shares (whether ,n respect of par value or premium), and each Member shall (subject to recelV1ng st least fourtt!i!n days notlce specifying the time or times of payment) pay to the Company at the time or bmes so specified the amount caUed on the Shares A call may be revoked or postponed as the Directors may determine A call may be required lo be pard by Instalments A person upon whom a call ls made shall remain llable for cells made upon h1m notwithstanding the subsequent transfer of the Shares m respect of which the call was made. 13 2 A call shall be deemed to have been made at the time when the resolution of the 01recto1s authonslng such call was passed 13 3 The 101nt holders of a Share shall be Jointly and severally hable to pay all calls In respect thereof 13 4 If a call remains unpaid after ,t haa become due and payable, the person from whom rt 1s due shall pay interest on the amount unpaid from the day 1t became due and payable until rt rs paid at such rate as the Oireclora may determine, but the Directors may waive payment of the cnterest wholly or In part 13 5 An amount payable In respect of a Share on allotment or at any fixed date, whether on account of the par value of the Share or premium or otherwise. shall be deemed lo be a call and 1f rt rs not paid all the prov1s1ons of these Arllcles shall apply as 1f that amount had become due and payable by virtue of a call 13 6 The Directors may Issue Shares wtth drfferent tenns as to the amount and limes of payment of call,, or the interest lo be paid 13 7 Tha Directors may, ,f they think rrt, receive an amount from any Member wrlhng to advance all or any part of the monies uncalled and unpaid upon any Shan1s held by him, and may (until the amount would otherwise become payable) pay interest at suctl rate as may be agreed upon between the Directors and the Member paying such amount in advance 13 8 No such amount paid in advance of calls shall entitle the Member paying such amount to any port10n of a Or,,fdend declared in respect of any peood prior to the date upon which such amount would, but for such payment, become payable 14 Forfeiture of Shares 14 1 If a call remains unpaid after 11 has become due and payable the Directors may gr,,e to the person from whom It 1s due not less than fourteen clear days notfce requiring payment of the amouni unpaid together wrth any interest, which may have accrued The notice shall specify where payment 1s to be made and shall suite that rf the notice 1s not compiled with the Shares ,n respect of which the call was made win be !fable to be forferted. NGM/653802J22203!28v2 6

14 2 If the notice Is not compiled wrth any Share in respect of which 1I was given may, before lhe payment required by the notice has been made, be forfeited by a resolubon of the Directors Such forferture shall include all Dividends or other monies declared payable in respeci of the forfeited Shara and not paid before the fotferture 14 3 A forfeited Share may be sold, re-allotted or oth8!Wlse disposed of on such tem,s and in such manner as the Directors think Iii and at any lime before a sale, re-allotment or dlspos1110n the forfeiture may be cancelled on such terms as the Directors think frt Where ror the purposes or ,ts disposal a forfeited Share 1s to be transferred to any person the Directors may authorise some person to execute an Instrument of transfer of the Share In favour of that person 14 4 A person any of whose Shares have been forfeited shall cease to be a Member in respect of them and shall surrender to the Company (Of cancellation !he certificate for the Shares forle1ted and shall remain liable to pay to the Company all rnonies which at the date of forfeiture were payable by him lo the Company in respect of those Shares together wrth interest, but h1s llab1lrty shall cease 1f and when the Company shall have received payment In full of all monies due and payable by him In respect ot those Shares 14 5 A cert11icate in wnting under the hand of one Director or otr,cer of the Company that a Share has been forleited on a specified dale &hall be condusrve evidence of the fact as against all persons claiming to be entrtled to the Share The certificate shall (subject to the exeeut1on of an Instrument of transfer) consbMe a good title to tile Share and the person to whom the Share 1s disposed of shall not be bound to see to the epphcalton of the purchase money, it any, nor shall his tflle to the Share be affected by any 1rregulanty or lnvahdrty rn the proceedings in reference to !he forferture, sale or disposal of the Share 14 6 The provIsIons of lhese Articles as lo forfeiture shell apply In the case of non payment or any sum which, by the terms of Issue of a Share, becomes payable at a fixed time, whether on account of the par value of the Share or by way of premium as 1f 11 had been payable by virtue of a call duly made and not1fled 15 Transmission of Shares 15 1 If a Member dies the survivor or survivors where he was a Joint holder or his legal personal representatJV8$ where he was a sole holder, shall be the only persons recognised by the Company 86 having any trtle to his interest The estate or a deceased Member 1s not thereby released from any llabIhty in respect of any Share, which had been Jointly held by him 15 2 Any person becoming entrtled to a Share 1n consequence of the death or bankruptcy or liquidation or d1ssolut1on cf a Member (or In any other way than by transrer) may upon such evidence being produced as may from time to time be required by the Directors, elect, by a nottce in wrrting sent by him, erther to become the holder ot such Share or to have some person nominated by him become the holder of such Share but the Directors shall, in either case, ha\18 the same nght to decline or suspend registration as they would have had ,n the case or a transfer of the Shere by the relevant Member before his death or bankruptcy or llqu1dat1on or d1ssolullon, as the case may be 15 3 A person becormng entitled to a Share by reason of lhe death or banlcruptcy or liquidation or drssolutJon of a Member (or in any other case than by transfer) shall be entitled to the same Dividends and other advantages to which he would be entrtled 1f he were the registered holder of such Share However, he shall not, before becoming a Member in respect of a Share, be entrtled NGM/653e02/22203526v2 7

In respect of It lo exercise any nght conferred t:,y membership in relation to meetings of the Company and the Directors may al any time g,ve notice requmng any such person to elect erther lo be registered himself or to havtt some person nominated by him become the holder of the Share (but the Directors shall, In either case, have the same nght lo dechne or suspend reg1strallon as lhey would have had 1n lhe case of a transfer of the Share by the relevant Member before his death or bankruptcy or llqu1de11on ot dissolution or any other case than by transfer, as the case may be) If the notice 1s not complied with within ninety days the Directors may thereafter withhold payment of all Dividends, bonuses or other momes payable 1n respect of the Share until the requirements of the notice have been comphed wrth 16 Amendments of Memorandum and Articles of Association and Alteration of Capita! 16 1 The Company may by Ordinary Resotutlon (a) increase lhe share capital by such sum as the resolutton shaft prescnbe and with such rights, prrontles and pnvtleges annexed thereto, as the Company ,n general meeting may determine, (b) consolidate and d1v1de all or any of its share caprtal mto Shares of larger amount than ,ts eXlsbng Shares, (c) by subdMs1on of its existing Shares or any of them d1111de the whole or any part of its share capital into Shares of smaller amount than 1s fixed by the Memorandum or into Shares wrthou1 par value, and (d) cancel any Shares thsl at the date of the passing of the resolution have not been taken or agreed to be taken by any person 16 2 All new Shares created In accordance wrth the prov1s1ons of the preceding Article shall be subJect to the same prOV1&1ons of the Artldes with reference to the payment of calls, liens, transfer, transmission, forfeiture and othel'W1se as the Shares 1n the ongmal share capital 16 3 Subject to the prov1s1ons of the Statute and the proV1s1ons of these Articles as regards the matters to be dealt with by Ordinary Resolution, the Company may by Special Resolu!Jon. (a) change Its name; (b) alter or add lo these Artlcles, (c} aHer or add to the Memorandum with respect to any obJects, powers or other matters sp8Clfled therein, and (d) reduce its share capital and any capital redemption reserve fund 17 Registered Office and Pnncipal Place of Business SubJect to the provisions or the Statute, the Company may by resolution of the Oireciors change the location cf rta Registered Office The Company's pnnclpal place of business shall be located at 8 Chesterfield Gardens, London W1J 580, England or such other locallon In Iha UK as the Directors may resolve rnom time to time NGM/65380212220l525"2 8

18 General Meetings 18 1 AU general meetings other than annual general meetings shall be called extraordinary general meetings 18 2 The Company shall, 1t required by the Statute, In each year !,old a general meeting as its annual general meeting, and srall spec,ry the meehng as such in the notices calling 11 The annual general meeting shall be held at such lime and place as the 01rectors shall appoint and If no other time and place is prescnbed by them, 11 shall be held at the Registered Office on the second Wednesday in December or each year at ten o'clock in the morning Al these meetings lhe report of the Directors (1f any) shall be presented 18 3 The Company may hold an annual general meeting, bUI shall not (unless required by Statute) be obliged to hold an annual general meeting 18 4 The Directors may call general meetings, and they shall on a Members requIsI1lon forthwith proceed to convene an extraordinary general meeting of the Company. 1 a 5 A Members requisition Is a requIsIt10n of Members of the Company holding at the date of deposit of the requIsIbon not less than ten per cent In par value of the capital of the Company which as at thal date carries the r1ght of voting at general meetings of the Company 18 6 The requisition must state the objects of the meeting and must be signed by the requ1sI1Ionist.s and deposited at the Registered Office, and may consist of several documents In like form each signed by one or more requIsItlomsts 18 7 If the Directors do not within twenty-one days from the date of the deposit of the requIsrtIon duly proceed to convene a general meeting to be held within a further twenty-one days, the requIsltIonists, or any of them representing more than one-half of the total voting nghls of all of them, may themselves convene a general meebng, but any meeting so convened shall not be held after the expIratIon of three months after the expiration of the said twenty-one days 18 8 A general meehng convened as aforesaid by requIsIt10n1st3 shall be convened In the same manner as nearly as possible as that ,n which general meetings are to be convened by Directors 19 Notice of General Meet1n9a 19 1 At least fNe days' nollce shall be given of any general rneehng Every not1C0 shall be exclusive of the d;r.J on which 11 1s given or deemed to be given and of the day for which 11 Is gNen and shall specify the place, the day and the hour of the meeting and the general nature of the business and shall be given in the manner h8feinafter mentioned or In such other manner 1f any as may be prescribed by the Company, prOV1ded that a general meeting of the Company shall whether or not the notice specified 1n this regulation has been given and whether or not the prov1sIons of the Artie/es regarding general meebngs have been complied wilh, be deemed to have been duly convened ti 1t ,s so agreed. (a) in the case of an annual general meeting, by all the Membeni (or their proxies) entitled lo attend and vote thereat, and (b) In the case of an extraord,nary general meeting, by a maJonty III number of the Members (or their proxies) having a right to attend and vote al the meeting, being a ma1onty NGMl653602/22203528v2 9

- - - - - . --- - - - togethef' holding not less than ninety five per cent m par value of the Shares 91V1ng that nght t 9 2 The accidental omission to give notice of a general meeting to, or lhe non receipt of notice of a meeting by, any person entitled to receive notice shall not Invahdate the proceedings of that meeting 20 Proceedings at General Meetings 20 1 No business shall be transacted at any general meeting unless a quorum Is present Two Members being individuals present In person or by proxy or 1f a corporat10n or other non-natural person by its duly authonsed representative or proxy shal be a quorum unless the Company has only one Member entrtled lo vote at such general meeting In which case the quorum shell be that one Member present In person or by proxy or (in ths case of a col'J)Oratlon or other noo-natural person) by a duly authonsed representabve or proxy 20 2 A person may par1iclp,ate at a general meeting by conference telephone or other communications equipment by means of which au the persons participating In the meeting can communicate with each other Part,cipatlon by a person In a general meeting In this manner 1s treated as presence In person at that meeting 20 3 A reso(utt0n (mcludlng a Spectal Resolution) In wntmg (m one or more counterparts) signed by all Members for lhe time being entitled to receive notice of and to attend and vote al general meetings (or, being corporations, signed by their duly authorised representatives) shall be as valid and effective as rf the resolution had been passed at a general meeting of the Company duly convened and held 20 4 If a c;~orvm ,s not present w1th1n hatf an hour from the time appointed for the meellng or 1f during such e meeting a Quorum ceases to be present, the meeting, lf convened upon the requls1hon of Members, shall be dissolved and ,n any other case 1t shall stand adiourned to the same day 1n the next week al the same t1me and place or to such other day, time or such other place as the 01rec10rs may determine, end 1f a1 the adJoumed meeting a quorum 1s not present wrthin half an hour from the time appointed for the meeting the Members present shall be a quorum 20 5 The chairmen, 1f any, of the board of Directors shall preside as cha1nnan at every general meeting of the Company, or 1f there is no such cha1nnen, or rf ht shall not be present within fifteen minutes after the time appointed for the holding of ths meeting, or 1s unw1Ulng to act, the Directors present shall elect one of thetr number to be chairman of the meeting. 20 6 lf no Director Is wilhng to act ss ctunrman or rf no Director Is present w11h1n fifteen minutes after the tim& appointed for holding the meeting, the Members present shall choose one of their number to be chairman of the meeting 20 7 Toe chairman may. with the consent of a meeting at which a quorum 1s present, (and shall 1f so directed by the meeting), adJoum the meeting from time to 11me and from place to place, but no business shall be transacted et any ad1oumed meebng other than the business left unfinished at the meeting .from which the adJournmMt took place When a general meeting Is adJoumed for thirty day! or more, notice of the ad1ourned meeting shall be g,ven as 1n the case of an original meeting OthelWlse 11 shall not be necessary to give any such notice NGM/tl5:J602/22203526v2 10

20 8 A resolution put to the vote of the meeting shall be decided on a show of hands unless before, or on the declaration of the result of, the show of hands, the chalm,an demands a pell, or any other Member or Members collectively present In person or by proxy and holding at least ten per cent In par value of the Shares gIvmg a nght to attend and vote at the meeting demand a pell 20 9 Unless a poll Ia duly demanded a declarabon by the chairman that a resolution has been earned or camed unanimously, or by a parbcular maionty, or lost or not earned by a parbcular maJonty, an entry to that effect In the minutes of the proceedings of the meeting shall be conclusrve evidence of that fact without proof of the number er proportion of the votes recorded m favour of or against such resolution. 20 10 The demand for a poll may be withdrawn 20 f 1 Except on a poll demanded on the election of a chairman or on a question of adjournment, a poll shall be taken as the chairman directs, and the result or the poll shall be deemed lo be the resolution of the general meeting at which lhe poll was demanded 20 12 A poll demanded on the electJon of a chairman or on a question of adjournment shall be taken forthwith A poll demanded on any other question shall be taken at such time as the chairman of the general meeting directs, and any business other than that upon which a poll has been demanded or Is cont1ngerit thereon may proceGd pending the taking of the poll 20 13 In lhe case of an equa1Ity of votes, whether on a show of hands or 011 a poll, the chairman shall be entitled to a second or casting vote 21 Votes of Members 21 1 Subject lo any nghts or restnct,ons attached to any Shares, on a show of hands every Member who (being an mdtvldual) Is present In person or by proxy or, 1f a corporation or other non-natural person Is present by its duly authonsed representstsve or proxy, shall have one vote and on a poll every Member shall have one vote for every Sh819 of which he Is the holder 21 2 In lhe case of Joint holders of record the vote or the senior holder who tendera a vote, whether m person or by proxy, shall be accepted to the exciuB10n of the votee or !he other jomt holders, and senlonty shall be deterrmned by the order In which the names of the holders stand in the Register of Members 21 3 A Member of unsound mind, or in respect or whom en order has been made by any court, havrng Jurisdiction in lunacy, may vote, whether on a show of hands or on a poll, by his committee, receiver, curator bonrs, or other person on such Member's behalf appointed by that court, and any such committee, receiver, curator bonis or other person may vote by proxy 21 4 No person shall be enUtled to vote at any general meebng or at any separate meeting or the holders of a class of Shares unless he Is registered as a Member on the record date for such meeUng nor unless all calls or other monres then payable by him m respect or Shares have been paid 21 5 No obJect,on shall be raJsed lo the quahflcatton of any voter except at lhe general meeting or adjourned general meeting at which the vote objected to rs given or tendered and every vote not disallowed at the meeting shall be vahd Any ob/edlon made in due bme shall be referred to the chairman whose decislon shall be final and conclusive NGM/653602/222035'2&v2 11

21 6 On a poll or on a show of hands votes may be cast either personally or by proxy A Member may appoint more than one proxy or lhe same proxy under one or more instruments to attend and vote at a meeting Where a Member appoints more than one proxy the instrument of proxy shall state which proxy Is entitled to vote on a show of hands. 21 7 A Member holding more than one Share need not cast the \/otes ,n respect of his Shares In the same way on any resolution and therefore may vote a Share or some or all such Shares either for or against a resolubon and/or abstain from voting a Share or some or all of the Shares and, subJect to the terms of the instrument appolnbng him, a proxy appointed under one or more instruments may vote a Share or some or au of the Shares in respect of which he Is appointed either for or against a resolution and/or abstain from voting 22 Proxies 22 1 The mstrumerrt appointing a proxy shall be In wntmg, be executed under the hand or the appoIntor or of his attorney duly authonsed ,n wntlng, or, 1f the appointer Is a corporation under the hand of an off'1eer or attorney duly authonsed for that purpose A proxy need not be a Member of the Company 22 2 The instrument appointing a proxy shall be deposited at the Registered Office or al such other place as 1s specified for that purpose ,n the notice convemng the meeting, or in any instrument of proxy sent out by the Company (a) not less than 48 hours before the time for holding the meeting or adJOUrned meeting at which the person named ,n the instrument proposes to vote, or (b) in the case of a poll taken more than 48 hours after It Is demanded, be deposited as aforesaid after lhe poll has been demanded and not less than 24 hours before the time app01nted for the taking of the poll, or (c) where the poff 1 s not taken forthwith but 1s taken not more than 48 hours after It was demanded be dellvered at the meeting at which the poll was demanded to the chairman or to the secrets,y or to any director; provided that the Directors may in the notice convening lhe meeting, or In an Instrument of proxy sent out by the Company, direct that the instrument appomting e proxy mey be deposited (no leter than the time for holding the meeting or adioumed meebng) at the Registered Office or at such other place as Is specified tor that purpose in the notice convening the meebng, or m any instrument of proxy sent out by the Company The chairman may 1n any event at his discretion direct that an instrument of proxy shall be deemed to have been duly deposited An mstrument of proxy that rs not deposited in the manner permitted shall be invalid 22 3 The lnstrumerrt appoInbng a proxy may be In any usual or common form and may be expressed to be for a particular meeting or any adJournment thereof or generally unUI revoked An instrument appointing a proxy shall be deemed to Include the power to demand or Jorn or concur in demanding a poll 22 4 Votes given ,n accordance with the terms of an instrument of proxy shall be valid notwrthatandmg the previous death or insanity of the pr1ncIpal or revocation of the proxy or of the authonty under wtuch the proxy was executed, or the transfer of the Shara in respect of wtuch the proxy is g,ven unless notice ,n writing of such death, rnsanity, revocat10n or transfer was recerved by the NGMl8531102/22203526v2 12

Company at the Registered Office before the commencement of the general meeting, or adJ0urned meeting at which 11 Is sought to use the proxy 23 Corporate Member$ Any corporation or other non-natural person which Is a Member may ,n accordance with Its constI1utIonal documents, or In the absence of such prov1SIon by resolution of ,ts directors or other governlllg body, authonse such person as rt thinks fit lo act as I1s representative at any meeting of the Company or of any class of Members, and the person so authorised shall be entitled to exercise the same powers on behalf of lhe corporation which he represents as the corporation could exercise 1f rt were an indl111dual Member 24 Shares that May Not be Voted Shares in the Company that are beneficially owned by the Company shall not be voted, directly or indirectly, at any meeting and shall not be counted In determining the total number of outstanding Shares at any given hme 25 Directors There shall be a board of Directors consIstIng of not less than one person {exclusive of alternate □,rectors) provided however that the Company may from time to hme by Ordinary Resolution increase or reduca the hm1ts in the number of Directors. The board of Directors (1nclud1ng, where applicable, alternate Directors) must compnse a ma1onty of persons who ordinanly remde in the UK The flrst Directors of the Company shall be determined In wrttmg by, or appointed by a resolution of, the Subscnber 26 Powers of Directors 26 1 Subject lo the pro11Is10m1 of the Stalute, the Memorandum and the Articles and to any direcnons 9Iven by Special Resolut10n, the business of the Comoany shall be managed by the Directors who may exercise all the powers of lhe Company No a/lerallon of t~e Memorandum or Articles and no such d1rectJon shall invalidate any prior act of the Directors which would have been vahd ,r Iha! a,t~ral,cn had not been made or thal direction had not been 9111en A duly convened meeting of Directors at which a quorum IS present may exel'Clse all powers exercisable by the Directors 26 2 AR cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for monies paid to the Company shall be signed. drawn. accepted, endorsed or ot~erw1se executed as the case may be In such manner as the Directors shall determine by resolution 26 3 The Directors on behalf of the Company may pay a gratuity or pens10n or aUowance on retirement to any Director who has held any other salaried office or place of profit with the Company or to his widow or dependants and may make contnbut1ons to any fund and Pa'/ premiums for the purchase or provision of any such gratuity, pension or allowance. 26 4 The Directors may exercise all the powers of the Company lo borrow money and to mortgage or charge rts undertaking, property and uncalled caprtal or any part thereof and to issue debentures, debenture stock, mortgages, bonds and other such secuntIes whether outright or as secunty for any debt, hab1hty or obl1gatlon of the Company o, of any third party NGM/853l502l22203~28v2 13

27 Appointment and Removal of Directors 27 1 The Company may by Ordinary Resolution appoint any person lo be a Director or may by Ordinary Resolution remove any Director 27 2 The Directors may appoint any person to be a Director, erther to fill a vacancy or as an addrt1onal Director provided that the appointment does not cause the number of Directors to exceed any number fixed by or in accordance with !he Articles es the maximum number of o,rectors 28 Vacation of Office of Director The office of a Director shall be vacated 1f (a) he gives notice m wnting to the Company that he resigns the offics of Director. or (b} he absents himself (wrthout being represented by proxy or an altemate Director appointed by him) from three consecutive metttlngs of the board of 01rec!Ofs Without special leave of absence from the Directors, and lhey pass a resolutlon that he has by reason of such absence vacated office; or (c) he dies, becOmes bankrupt or makes any arrangement or composition with his creditors generally, or {d) he ,s found to be or becomes or unsound mind, or (e) all the other 01r&etors of the Company (being not less than two 1n number) resolve that he should be removed as a Director 29 Proceedings of Directors 29 1 The quorum for the transaction of the business of the Directors may be lhred t1( the Directors, and unless so fixed shall be two 1f tilers are two or more Directors, and shall be one 1f there 1s only one Director Meetings of Directors will be deemed to be inquorate unless a maJonty of the Directors (Including alternates and proxies, where applicable) attending the meeting are situated in lhe UK and/<lr are d,aUlng ,n to the meeting from the UK A person who holds office as an alternate Director shan, 1f his appo1ntor 1s not present, be counted 1n lhe quorum A Director who also acts ae an allemate Director shall, If his appo1ntor ts not present, count twice towards the quorum. 29 2 SubJect to the provisions of the Articles, the Directors may regulate their proceedings as they lhrnk fit All meetings of the Direct.ors must be held in the UK Quesllons ansing at any meeting shall be decided by a maJonty of votes In the case of an equality of votes. the chairman shall have a second or casting vote A Director who 1s also an attemate Clredor shall be enhtled 1n the absence of his appolntor to a separate vote on behalf of his appo1ntor In addrt10n to his own vole 29 3 A person may participate in a meeting of the Directors or committee of o,rectors by conference telephone or other communications equipment by meane of which all the penions partic1patfng 1n lhe meeting can communicate with each other at the same time provided always that a majonty of the Directors (including alternates, d eppllcable) mus1 be situated In the UK for the duration of the meeting Participation by a person in a meeting in this manner 1s treated as presence 111 pe<Son at NGM/6S3!!02/2220352M 14 that meeting Unless otherwtse determined by the Directors the meehng shall be deemed to be held at the place where th& chairman 1s at lhe start of the meeting. 29 4 A resolution in wntmg (in one or more counterparts) signed by all the Directors or all the members of a committee of Directors (an alternate Director being entrtfed lo sign such a resolut1on on behalf or his sppo1ntor) shall be as valid and effectual as 1f rt had been passed at a meeting of the Directors, or committee of Directors as the ca&e may be, duly convened and held provided that wnt1en resolutlons will not be effective unle6S the maJonty of the signatones were situated In the UK when signing such resolullons 29 5 A Director or alternate Director may, or other officer of the Company on the requisIt1on of e Director or alternate Director shall, call a meeting of the Directors by at least two days' notice In wnting lo every Director and altemale Director which notice shall set forth the general nature of the business to be considered unless notice Is waived by all the Directors (or their allema1es) either at, before or after tha meeting Is held 29 8 The cont1nuIng Directors may ac1 notwithstanding any vacancy In lheir body, but If and so long as thell' number 1s reduced below the number fixed by or pursuant to these Articles as the necessar; quorum of Directors the continuing Directors or Director may act for lhe purpose of increasing the number ol Directors lo that number, or of summoning a general meetlng of the Company, but for no other purpose. 29 7 The Dnectors may elect a cha1nnan of their board and determine the period for which he Is to hold office, but 1f no such chairman IS elected, or 1f st any meeting the chairman Is not present within rive minutes after the bme appointed for holding !he same, lhe Directors present may choose one of their number to be chalm,en of the meeting The chairman of the board of D1rectots or the chairman of any meebng of the 01ractors must ord1 nar1ly reside In the UK and must be situated in the UK dunng the board meeting or when dlalllng In to a board meeting 29 8 All ads done by any meeting of the D1tectors or or a comrmltee of Directors (Including any person acting as an alternate Director) shall, notwithstanding that 11 be afte1W8rds discovered that there was some defect In the appointment of any Director or alternate Director, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and quahfled to be a Director or alternate Director as the case may be, provided such acts are duly rauned by the board of Directors 29 9 A Director but not an alternate Director may be represented at any meetings of the board of Directors by a proxy appointed In writmg by him The proxy shall count lowards the quorum and the vote of the proxy shall for all purposes be deemed to be that of the appointing Director Meetings of D1rectors will be deemed to be Inquorate unless a ma}onty of the Directors (Including proxies, Where applicable) attending the meeting are situated rn ltle UK and/or are dialling 1n to the meeting from the UK 30 Presumption of Assent A Director of the Company who Is present at a meeting of the board of Dlrect0r.1 at which action on any Company matter 1s taken &hall be presumed to have assented to the action taken unless his dissent shall be entered In the minutes of the meeting or unless he shall file his wntten dissent from such action with the person acting as the chairman or sea-etary of the meeting betore the adjournment thereof or shan rorward such dissent by registered post lo such person immediately NGMll5531l0212220352SV2 15 after the adjournment of the meeting Such nghl to dissent shall not apply to a Director who voted 1n favour ot such act10n 31 Directors' Interests 31 1 A Director may hold any other off1Ce or place of profit under the Company (other than the office of Auditor) 1n con1unc;bon with his office of Director for such penod and on such terms as to remuneration and othe1W1se as the Directors may deterrrnne 31 2 A Director may act by himself or his firm 1n a professional capacity for the Company and he or his firm shall be entitled lo remuneration for professional seiv1ces as 1f he were not a Director or alternate D1reclor 31 3 A Director or alternate Director or the Company may be or become a director or other officer of or otherwise interested in any company promoted by the Company or ,n wt11ch the Company may be interested as shareholder or otherwise, and no such Director or altemate Director shall be accountable to lhe Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company 31 4 No person shall be d1squahfied from the office of Director or alternate Director or prevented by such office from co11\rac!lng with the Company, either as vendor, purchaser or otherwise, nor st,all an, such contract o, any contract or transaction enterad into by oron behalf of the Company m which any Director or alternate Director shall be in any way interested be ot be hable to be avoided, nor shall any Director or attemate Director so contracting or being so interested be liable lo account lo the Company for any profit realised by any such contract or transact•on by reason of such Director holding office or of the fiductary relauon thereby established A Director (or his alrern.'.\te D1redor 1n his absence) shall be at hberty to vote 1n respect of any contract or transaction 1n which he 1s interested provided that the nature of the interest of any Director or alternate Director 1n any such contract or transaction shal be disclosed by h1rn at or pnor to its consideration and any vote thereon 31 5 A general notice lhat a Director or alternate Director Is a shareholder, d1rector, officer or employee of any specified f1m, or company and 1s lo be regarded as tnteresled in any transaction w1lh such firm or company shall be suffic1M1 disclosure for the purposes of voting on a resolution m respect of a contract or transaction 1n which he has an interest, and after such general notice II shall not be necessary lo give special notice relating to any particular lransact1 on 32 Minutes The Directors shall cause minutes to be made m books kept for the purpose of all appointments of officers made by lhe Directors, all proceedings at meetmgs of the Company or the holders of any class of Shares and of the Directors, and of committees of Directors mcludmg the names of the Directors or alternate Directors present at each meeting 33 Delegation of Directors' Powers 33 1 Tne Directors may delegate any of their powers to any committee cons1sbng of a Directors Committees appointed by the Directors mus1 conduct thetr affairs 1 maJonty of the committee members must be residents of the UK They may a managmg director or any Director holding any other executive office such of consider des1rab!e to be exerc,sed by h,m provided that an alternate D1rt1art111::tt1:1 NGM1653602/2220352Sv2 Date managing director and the appointment or a managing director shall be revoked forthwith 1f he ceases to be a Director Ally such delegation may be made subject to any cond11ions the Directors may impose, and either collaterally wrth or to the exclusion of their own powers and may be revoked or altered Subject to any such conditions, the proceedings of a committee of Directors shall be governed by the Articles regulating the proceedings of Directors, so far es they are capable of applying 33.2 The Directors may establish any committees, local boards or agentles or appoint any person to be a manager or agent for managing the affairs of the Company and may appoint any person to be a member of such committees or local boards Any such app01r1ee must conduct 1heir affa1ra rn the UK and may be made subJect lo any other cond1llons the Directors may impose, and either conaterally with or to the exciu&1on of their own powers and may be revoked or altered Subject to any such cond1t1ons, the proceedings of any such committee, local board or agency shall be governed by the Articles regulating the proceedings of D1rectors, so far as they are capable of applying 33 3 The Directors may by power of attorney or otherwise appoint any person to be the agent of the Company on such cond1t1ons as the Directors may determine, provided that the delegation 1s not to the exclusron of their own power& and may be revoked by the Directors at any time :\3 4 The Directors may by power of attomay or otherwise appoint any company, finn, person or body of persons, whether nominated directly or Indirectly by the Otrec!ors, to be the attorney or authorised signatory of the Company for such purpose and with such powers, authont1es and d1scre1Jons (not exceeding those vested In or exercisable by the Directors under these Articles) and for such penod and subject to such condrt,ons as they may think fit, and any such powers of attomey or other appointment may contain such provisions for the protection and convenience of persons deahng wrth any such attorneys or authonsed s1gnatones as lhe Directors may think fit and may also authonse any such attorney or authonsed signatory to delegate an or any of the powers, authontles and discretions vested in him 33 5 The Directors may appoint such officers as they consider necessary on such terms, at such remuneration and to perform such duties, and subject to such prov1s1ons as to d1squahficat10n and removal as the Directors may think fit Unless otherwise specified in the terms of his appointment an officer may be removed by resolution of lhe Directors or Members 34 Alternate Directors 34 1 Any Director (other than an alternate Director) may by wnbng appo1n1 any other Director, or any other person wllhng to act who ,s ordtnanly resident in the UK, to be an alternate Director and by wnt1ng may remove from office an alternate Director so appointed by him 34 2 An alternate Director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointer 1s a member, to attend and vote at every such meeting at which the Director appo1n1tng him 11 not personally present, and generally to perform all the functions of his appointer as a Director m his absence 34 3 An alternate Orrector shall cease to be an alternate Director 1f h19 appomtor ceases to be a Director NGMl653&02122203526Y2 17

34 4 Ar,y appointment or removal of an alternate Director shall be by notice to the Company signed by the Director making or revoking the appointment or ,n any other manner approved by the Directors 34 5 An alternate Dlfector shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and shall not be deemed to be the agent of the Director apporntrng hrm 35 No Mlnlmum Shareholdlng The Company 1n general meeting may fix a mrnrmum shareholding requrred to be held by a Director, but unless and until such a shareholding qualrflcation rs fixed a Director rs not required to hold Shares 36 Remuneration of Directors 36 1 The remuneration to be paid to the Directors. 1f any, shall be such remuneration as the Directors shall determine. The Directors shall also be entitled to be pard all travelhng, hotel and other expenses property incurred by them rn connectron with their attendance at meetings of Directors or committees of Directors, or general meetings of the Company, or separate meetings of the holders of any class of Shares or debentures of the Company, or otheiw1se rn connection with the business of the Company, or to receive a fixed allowance m respect thereof as may be detennlned by the Directors, or a combmatron partly of one such method and partly the other 36 2 The Directors may by resolutron approve add1t1onal remuneration to any Director for any services other than his ordinary routine work as a Director Any fees paid to a Director who rs also counsel or solrcrtor to lhe Company, or otherwise serves rt in a professional capacrty shall be ,n addrtron to hrs remuneratron as a Director 37 Seal 37 1 The Company may, ,r the Directors so determine, have a Seal The Seal shall only be used by the authority of the Directors or of a committee of the Directors authorised by the Directors. Every instrument to which the Seal has been affixed shall be signed by at least one person who shall be either a Director or some officer or other person appointed by the Directors for lhe purpose 37 2 The Company may have for use 1n any place or places outside the Cayman Islands a duphcate Seal or Seals each of which shall be a facs,mrle of the common Seal of the Company and, 1f the Directors so determine, with the sddrt1on on rts face of the name of every place where it 1s to be used 37 3 A Director or officer, representative or attomey of the Company may without further authonty of the Dr rectors affix the Seal over hrs signature alone to any document of the Company required to be authenticated by hrm under seal or to be flied wrth the Registrar of Companies in the Cayman Islands or elsewhere wheresoever 38 Dividends, Oistnbuttons and Reserve 38 1 SubJect to the Statute and thrs Ar1rcle, the Directors may declare 01Vtdends and drstnbutrons on Shares rn issue and au1honse payment of the Dividends or drstnbutrons out of the funds of the Company lawfully available therefor No Dtv1dend or d1stnbuhon shall be pard except out of the NGMl653602/22203526v2 18 reahsed or unrealised profits of the Company, or out of the share premium account or as othelWl&e perrmtted by the Statute 38 2 Except as otherwise provided by the nghts attached to Shares, all Dividends shall be declared and paid according to the par value of the Shares that a Member holds If any Share Is issued on terms providing that it shall rank for OIVldend as rrom a particular dale, that Share shall rank for O1v1dend accordingly 38 3 The Directors may deduct from any Dividend or distnbut1on payable lo any Member all sums of money (If any) then payable by him to the Company on account of calls or otherwtse 38 4 The Directors may declare that any D1v1dend or dIstrIbutlon be paid wholly or partly by the d1stnbullon of specific: assets and m particular of shares, debentures. or securities of any other company or In any one or more of such ways and where any dlfflcuNy anses in regard to such d1stnbut1on, the Directors may settle the same as they think expedient and tn particular may issue fractional Shares and fix the value for d1str1but1on of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the basis of the value so fixed In order to ad1ust the rights of all Members and may vest any such specific assets m trustees as may seem expedient to the Directors 38 5 Any Dividend, d1stnbut1on, interest or other monies payable m cash in respect of Shares may be paid by wire transfer to the holder or by cheque or warrant sent through the post directed to the registered address of the holder or. In the case of JOIOI holders, to the registered address of the holder who is first named on the Register of Members or lo such person and to such address as sueh holder or 10Int holders may in wnl1ng direct Every such cheque or warrant shall be made payable to the order or the person to whom 11 IS sen! Any one of two or more Joint holders may give effectual receipts for any D1v1dends, bonuses, or other monies payable In respect of the Share held by them as iolnt 'holders 38 6 No Dividend or d1stnbullon shall bear interest against the Company 38 7 Any Dividend which cannot be paid to a Member and/or which remains unclaimed after six months from the date of declaration of such 01v1dend may, in the discretion of the Directors, be paid Into a separate account 1n lhe Company's name, provided that !he Company shaJI not be constituted as a tl\lstee In respect of that account and the D1v1dend shall remain as a debt due to the Member Any Dividend which remains unclaimed after a penod of SIX years from lhe date of declaration of such Dividend shall be forfeited and shall revert to the Company 39 Capltallaatlon The Oiredors may cap1taltse any sum standing to the credit of any of the Company's reserve accounts (including share prerrnum account and capital redemption reserve fund) or any sum standing lo the credit of profit and loss account or otherwise available for d1stnbubon and to appropnate such sum to Members in the proport10ns m which such sum would have been d1v1s1ble amongst them had the same been a distribution of profits by way of Dividend and to apply such sum on lherr behalf in pay,ng up m fuN unissued Shares for allotment and d1stnbut1on credited as fully paid-up lo and amongst them in the proportion aforesaid In such event the C1rectors shall do all acts and things required to give effect to such cap1taflsat10n, with full power to the Directors to make such provisions as they think fit for the case of Shares becoming d1stnbutable In fractions (indud1ng provIsIons whereby the benefrt of fracbonal entitlements accrue to the Company rather !hen to the Members concerned) The O1rectors may authonse NGM/653602122203.525v2 19 any person to enter on behalf of all of the Members interested into an agreement with the Company proV1dmg for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and b1nd1ng on all concemed 40 Books of Account 40 1 The Directors shall cause proper books of account to be kepi m the UK wrth respect to all sums of money received and expended by the Company and the matters in respect or which the receipt or expenditure lakes place, all sales and purchases of goocls by the Company and the assets and hab1llt1es of lhe Company Proper books shall I\Ot be deemed to be kept 1! there are not kept such books of account as are necessary to give a true and fair view of the state of the Company's affairs and to explaln ,ts transactions 40 2 The Directors shall from time to time determine whether and to what extent and at what times and places and under what cond1t1ons or regulallons the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member (not being a O,rector) shall have any nght of inspecting any accourrt or book or document of the Company except as conferred by Statute or authonsed by the Directors or by the Company ,n general meeting 40 3 The Directors may from time to time cause to be prepared and to be raid before the Company rn general meeting profit and loss accounts, balance sheets, group accounts (1f any) and such other reports and accounts aa may be required by law 41 Audit 41 1 The Directors may appoint an Audrtor of the Company who shall hold office until removed from office by a resolution of the Directors, and may nx his or thetr remuneration. 41 2 Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from lhe D1rectora and officers of \he Company such mformat1on and explanatcon as may be "ecessary lor the performance of the duties of the Auditor 41.3 Auditors shall, ,f so required by the Directors, make a report on the accounts of the Company dunng their tenure of office al the next annual general meeting followrng their appointment m the case of a company which 1s registered wrth the Registrar of Companies as an ordinary company, and at the next extraordina,y general meeting following their appointment in the case of a company which rs registered with the Registrar of Companies as an exempted company, and al any other time dunng the,, tenn of office, upon request of the Directors or any general meeting of the Members 42 Notices 42 1 Notices shall be 10 writing and may be grven by the Company to any Member erther personally or by sending rt by couner. post. cable, telex, fax or e-mail to h,m or to his address as shown in the Regrster of Members (or where the notice rs given by e-mail by sending ,t to the e-mail address provided by such Member) Any notIC6, if posted from one country to another, ,s to be sent airmail NGM/853802/22203528v2 20

42 2 Where a notice 1s sent by courier. service of the nobce shall be deemed to be effected by delivery of the notice to a couner company, and shall be deemed to have been received on the third day (not including Saturdays or Sundays or publlc holidays) following the day on which the notice was delivered to the couner Where a notice 1s sent by post, service of the notice shall be deemed to be effected by properly addressing, pre paying and posting a letter containing the notice, and shall be deemed lo have been received on the fifth day (not including Saturdays or Sundays or pubhc holidays) following the day on which the notice was posted Where a notice 1s sent by cable, telell or fax, service of the noUce shall be deemed to be effected by properly addressing and sending such notice and shall be deemed to have been received on the same day that rt was transmitted Where a notice 1s given by e-mail service shall be deemed to be effected by transmitting the e-mail to the e-mail address provided by the intended rec1p1ent and shall be deemed to have been received on the same day that 1t was sent, and It shall not be necessary for the receipt of the e-mail to be acknowledged by the recIpIent 42 3 A notice may be grven by the Company to the person or persons which the Company has been ad"lsed are entitled to a Share or Shares in consequence of the death or bankruptcy of a Member in the same manner as other notices which are required to be given under these Articles and shell be addressed to lhem by name, or by the tttte of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address supp1ed for that purpose by the persons cla1mlng to be so entitled, or at the option of the Company by 9rv1ng the notice in any manner 1n which the same might have been grven 1f the death or bankruptcy had not occurred 42 4 Notice of every general meeting shall be given in any manner herelnbefore authonsed to every person shown as a Member in the Register of Members on the record date for such meeting except that m the case of Jomt holders the notice shall be sufficient 11 given to the joint holder first named In the Register of Members and every person upon whom the ownership of a Share devolves by reason of his belng a legal personal representative or a trustee 1n bankrup1cy of a Member of record where the Member of record but for his death or bankruptcy would be entitled to receive nonce of the meetmg, and no other person shall be enlrtled to recerve notices of general meetings 43 Winding Up 43 1 If the Company shall be wound up, and the assets available for distn\'Jul\on amongst the Members shan be 1nsuffic1ent lo repay the whole of the share capital such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the Memt>Em 1n proportion to the par value of the Shares held by them If in a w1nd1ng up the assets available for d1stnbubon amongst the Members shall be more than sulficien1 to repay the whole of the share capital al the commencement of the winding up, the surplus shall be d1slnbuted amongst lhe Members m proportion to the par value of the Shares held by them at the commencement of the winding up subJect to a deduction from those Shares in respect of which there are monies due, of all monies payable to the Company for unpaid calls or otherwise This Article 1s without preJudlce to the rights of the holders or Shares issued upon special terms and conditions 43 2 If the Company shall be wound up the liquidator may, with the sanction of a Special Resolution of the Company and any other sanction required by the Statute, divide amongst the Members in kind the whole or any part of the assets of the Company (whether lhey shall consist of property of the same kind or not) and may for that purpose value any assets and determine how the div1s1on shall be earned out as between the Members or different classes of Members The liquidator may, with the like sanctlon, vest the whole or eny part of such assets In trustees upon such trusts NGMl653602/2220JS26v2 21

- - ---------------- - - I, Desmond Joseph Chisholm, a Notary Pubhc In and for the Cayman Islands hereby certify this document to be a true and correct copy of the ongina~ " \ . this (:. fL da uQ...~V- 20 \\ (My r ,, .. - for the benefit or the Members as the hqu1dator, with the like sancbon, shall th•r;k fit, but so that ;:o Member shall be compelled to accept any asset upon which there Is a habll1ty 44 Indemnity and Insurance 44 1 Every Director and officer of the Company {which for the avoidance of doubt, shall not include auditors of the Company), together With every fonner Director and former officer of the Company (each an "Indemnified Person") shall be indemnified out or the assets or the Company against any hab1hty, action, proceeding, claim, demand, costs, damages or expenses, 1ncludIng legal expenses, whatsoever which they or any or them may incur as a resu~ of any act or failure to act ,n carrying out their functions other than such habihty (if any) lhat they may incur by reason of their own actual fraud or wilful default No Indemnified Person shall be liable to the Company for any loss or damage incurred by the Company as a result (whether direct or indirect) of the carrying out of their functions unless that hab1llty anses through the actual fraud or w1IruI default of such Indemnified Person No person shall be found to have comrmtted actual fraud or wllful default under this Article unless or until a court of competent 1unsd1ctIon shall have made a finding to that effect 44 2 The Company shall advance to each Indemnified Person reasonable attorneys' fees and other costs and expenses Incurred in connection with the defence of any action, surt, proceeding or mvesllgallon involving such Indemnified Person for which indemnity will or could be sought In connec1Ion with any advance of any expenses hereunder. the Indemnified Person shall execute an undertaking 10 repay the advanced amount to the Company 1f rt shall be determined by final Judgment or other final ad1ud1calion that such Indemnified Person was not enbtled to mdemn1ficatIon pursuant to this Article If it shall be determined by a final 1udgment or other final adJud1cat1on that such Indemnified Person was not entitled to Indemnification with respect to such Judgment. costs or expenses, lhen such party shall not be indemnified with respect to such Judgment costs or expenses and any advancement shall be returned to the Company (wrthout interest) by Iha Indemnified Person 44 3 The 0Irectors, on behalf of the Company, may purchase and maintain insurance for the benefit of any Director or other officer of the Company against any hab1hty wh1c~. by virtue of any rule or law, would otherwise attach to such person In respect of any negligence, defaun, breach of duty or breach of trust or which such person may be guilty In relalton to the Company 45 Flnancial Year Unless the Directors othelWisa prescribe, the financial year of the Company shall end on 31st December in each year and, following the year of incorporation, shall begin on 1st January in each year 46 Transfer by way of Continuation If the Company Is exempted as defined In the Statute. rt shaR, subJect to the Statute and wrth the approval of a Special Resolution, have the power to continuation as a body corporate under the laws of any 1unsd1ctIon outside IMl~Ctm. and to be dereg1stered in the Cayman Islands ~ J'~ wo.~~ 5...,,el.t .1JL it /,'ff!<fo,. of tk G ... ~..,,.1 le,(/.J J ~,l,· IJ it.,'r t!//CJU,,,1- ro 't.,, ~ t.r W14-/'e,wel e7J of {k &-r,s (o"stt .. t,~,,, tA:s 13 o/4' i /ete.,,,l.e.-- 2t'lf rr~ 22